Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement Nos. 333-50130, 33-71108, and 33-32396 of Key Technology, Inc. on Form S-8 of our report dated November 13, 2000 (December 14, 2000 as to information in Note 6), appearing in the Annual Report on Form 10-K of Key Technology, Inc. for the year ended September 30, 2000.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
December 14, 2000

























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